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                                                                   EXHIBIT 99.34

                          ___________________________

        STATEMENT PURSUANT TO SECTION 521A.3 OF THE IOWA INSURANCE LAWS
        OF THE PROPOSED ACQUISITION OF ALLIED LIFE FINANCIAL CORPORATION
         AND ALLIED LIFE INSURANCE COMPANY, ITS WHOLLY-OWNED SUBSIDIARY
                          ___________________________

To the Shareholders of
ALLIED Life Financial Corporation:

The following information is provided pursuant to Section 521A.3 of the Iowa Insurance Laws, 1997 Code of Iowa (the "Iowa Insurance Laws") concerning the proposed acquisition (the "Acquisition") of Allied Life Financial Corporation, an Iowa corporation (the "Company"), by Nationwide Mutual Insurance Company, an Ohio mutual insurance company ("Nationwide Mutual"), and Nationwide Mutual's wholly-owned subsidiary, Nationwide Life Acquisition Corporation, an Ohio corporation ("Acquisition Sub"). The acquisition will be effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of June 3, 1998 by and among the Company, Nationwide Mutual and Acquisition Sub. The Company owns all of the outstanding capital stock of Allied Life Insurance Company, an Iowa domestic stock insurance company (the "Insurer").

In connection with the proposed Acquisition, on July 2, 1998, Nationwide Mutual filed with the Insurance Division of Iowa a "Statement Regarding the Acquisition of Control of or Merger With a Domestic Insurer" on Form A (the "Form A Application"). In compliance with the Iowa Insurance Laws, the Company is hereby providing to shareholders who are eligible to vote on the proposed Acquisition a summary of such Form A Application.

  THE FORM A APPLICATION CONTAINS CERTAIN SPECIFIED INFORMATION AS REQUIRED BY
  SECTION 521A.3(2) OF THE IOWA INSURANCE LAWS. THE FORM A APPLICATION BY THIS REFERENCE IS MADE A PART HEREOF. INFORMATION CONTAINED IN THE FORM A
    APPLICATION IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE INSURANCE DIVISION OF IOWA, 330 EAST MAPLE STREET, DES MOINES, IOWA 50319. THE INSURANCE
   DIVISION OF IOWA REQUIRES THAT ALL VISITS TO INSPECT FILES BE SCHEDULED IN
                       ADVANCE BY CALLING (515) 281-4445.
                        STATEMENT OF FORM A APPLICATION

                     OF NATIONWIDE MUTUAL INSURANCE COMPANY
                  TO ACQUIRE ALLIED LIFE FINANCIAL CORPORATION
                       AND ALLIED LIFE INSURANCE COMPANY,
                          ITS WHOLLY-OWNED SUBSIDIARY




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Below is a statement of the information set forth in the Form A Application filed by Nationwide Mutual in connection with the proposed Acquisition. The information contained in this statement is based on the information set forth in the Form A Application, and is qualified in its entirety by the Form A Application.

ITEM 1 -- NAME AND ADDRESS OF INSURER; METHOD OF ACQUISITION

The full name and address of the Insurer is: Allied Life Insurance Company, 701 Fifth Avenue, Des Moines, Iowa 50391-2000. The Insurer is a wholly-owned stock subsidiary of the Company. On June 3, 1998, the Company, Nationwide Mutual and Acquisition Sub executed the Merger Agreement. Under the Merger Agreement, the Acquisition will be accomplished through a tender offer by Acquisition Sub for all of the outstanding voting shares of ALFC. Concurrently with the Merger Agreement, the parties also entered into a Shareholder Agreement with Allied Mutual Insurance Company ("Allied Mutual"), pursuant to which Allied Mutual agreed to grant Nationwide's designees an irrevocable proxy providing for the vote of all ALFC Common and Preferred Shares owned by Allied Mutual in favor of the merger as described in the Merger Agreement. The result of the Acquisition will be a change in control of the Insurer under Sections 521A(3) & (4) of the Iowa Insurance Laws.

Attached and incorporated by reference into the Form A Application is Schedule 14D-1, which was filed by Nationwide Mutual with the Securities and Exchange Commission in connection with the tender offer for shares of the Company.

ITEM 2 -- IDENTITY AND BACKGROUND OF THE APPLICANT
The name and address of the proposed acquiror is:

Nationwide Mutual Insurance Company
One Nationwide Plaza
Columbus, Ohio 43215

Nationwide is a mutual insurance company organized under Ohio law in 1925. Nationwide Mutual and Nationwide Mutual Fire Insurance Company are mutual insurance companies which are the controlling entities of the Nationwide Insurance Enterprise, an affiliated group of over 100 companies that offer a wide range of insurance and investment products and services representing assets of $83


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billion as of December 31, 1997.  Nationwide Mutual intends to continue its present method of operation. As a mutual insurance company, Nationwide Mutual has no shareholders.

Acquisition Sub was incorporated on May 29, 1998 for the purpose of completing the proposed Acquisition. It is a wholly-owned stock subsidiary of Nationwide Mutual.

The Form A Application states that a chart of subsidiaries and affiliates, which includes states of incorporation and ownership percentages, is set forth in an Insurance Holding Company Systems Registration Statement on Form B which was filed by Nationwide Mutual with the Insurance Division of Iowa. Such filing is incorporated by reference into the Form A Application.

ITEM 3 -- IDENTITY AND BACKGROUND OF INDIVIDUALS ASSOCIATED WITH NATIONWIDE
          MUTUAL

The names and business addresses of the directors and executive officers of Nationwide Mutual are set forth in Exhibit C to the Form A Application. Background information for such individuals are contained in the 1997 Insurance Holding Company Systems Registration Statement on Form B which was filed by Nationwide Mutual with the Insurance Division of Iowa. Such filing is incorporated by reference into the Form A Application.

As a mutual company, Nationwide Mutual has no voting securities.

ITEM 4 -- NATURE, SOURCE AND AMOUNT OF CONSIDERATION

The aggregate consideration to be paid by Acquisition Sub for common shares of the Company, assuming 44% of such shares are tendered and purchased, is $96 million. This amount assumes such shares will be purchased at the offer price of $30.00 per share.

The source of funds to complete the Acquisition will be cash of hand of Acquisition Sub following a capital contribution from Nationwide Mutual. Consideration paid to shareholders for their shares will be deposited with a depository which will act as agent for the purpose of transmitting payments to tendering shareholders.

The amount of consideration was determined through an evaluation of the fair market value of shares of the Company based on publicly available information and an appropriate premium.

ITEM 5 -- FUTURE PLANS FOR INSURER


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Nationwide Mutual stated that it has reviewed and will continue to review various possible business strategies that might be considered when control of ALFC and the Insurer is acquired. Except as described in the Form A Application, Nationwide Mutual does not have any present plans to engage in any extraordinary corporate transactions. Nationwide Mutual has agreed to enter into a separate merger transaction with Allied Mutual. Following such transaction the Company will be a wholly-owned subsidiary of Nationwide Mutual and the Insurer will continue to be a wholly-owned subsidiary of the Company.

ITEM 6 -- VOTING SECURITIES TO BE ACQUIRED

Nationwide Mutual intends to cause Acquisition Sub to make a tender offer to purchase all of the outstanding shares of common stock of the Company not currently held by Allied Mutual at a price of $30.00 per share.

ITEM 7 -- OWNERSHIP OF VOTING SECURITIES

Other than as described in the Form A Application, particularly as described in a Shareholder Agreement dated June 3, 1998 and attached as Exhibit B to such Application (the "Shareholder Agreement"), neither Nationwide Mutual, its affiliates, nor any person described in Item 3 above owns or has the right to acquire beneficial ownership of any voting security of the Company or the Insurer.

ITEM 8 -- CONTRACTS, AGREEMENTS, OR UNDERSTANDINGS WITH RESPECT TO VOTING SECURITIES OF THE INSURER

Other than the Shareholder Agreement or as described in the Form A Application, there are no agreements or arrangements with respect to voting securities of the Company or the Insurer.

ITEM 9 -- RECENT PURCHASES OF VOTING SECURITIES

Nationwide Mutual has made no purchases of stock of the Company or the Insurer.

ITEM 10 -- RECENT RECOMMENDATIONS TO PURCHASE

There have been no recommendations to purchase voting securities of the Company or the Insurer made by Nationwide Mutual, its affiliates or persons acting on its behalf during the 12 calendar months preceding the filing of the Form A Application, except as part of the negotiations and processes culminating in the Merger Agreement.


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ITEM 11 - AGREEMENTS WITH BROKER-DEALERS

No person is entitled to broker or franchise fees in connection with the tender offer described in Item 1 above, except that Nationwide Mutual retained, and is solely responsible for paying, the following entities (i) Credit Suisse First Boston Corporation; (ii) ChaseMellon Shareholder Services, L.L.C.; and (iii) Georgeson & Company, Inc.

ITEM 12 -- FINANCIAL STATEMENTS AND EXHIBITS

Annual and Quarterly Statements of Nationwide Mutual and its non-property and casualty insurance subsidiaries and affiliates have been filed with the Insurance Division of Iowa as part of a separate Application on Form A filed with by Nationwide Mutual on May 19, 1998. Such financial information is incorporated by reference into the Form A Application.

ITEM 13 -- SIGNATURE AND CERTIFICATION

The Form A Application is signed and certified on behalf of Nationwide Mutual by Mark B. Koogler, Vice President-Associate General Counsel.


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